EXHIBIT 23.5


         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
First Scientific, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated March 2, 2000 with respect to the consolidated financial statements of First Scientific, Inc. and Subsidiary, and to the use of our report dated June 2, 2000 with respect to the financial statements of PureSoft Solutions, L.L.C. incorporated by reference in this Registration Statement on Form S-3, and consent to the use of our name in the "Experts" section of this Registration Statement.

                                   /s/ Hansen, Barnett & Maxwell
                                   -----------------------------
                                   HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
July 5, 2000